Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Liberty Global 401(k) Savings and Stock Ownership Plan
Denver, Colorado

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (333-189223) of Liberty Global plc of our report dated June 24, 2020, relating to the financial statements and supplemental schedules of Liberty Global 401(k) Savings and Stock Ownership Plan which appear in this Form 11-K for the year ended December 31, 2019.

/s/ ACM LLP
Denver, Colorado
June 24, 2020